As filed with the Securities and Exchange Commission on July 15, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MUSTANG BIO, INC.

(Exact name of registrant as specified in its charter)

Delaware	47-3828760
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

377 Plantation Street Worcester, MA	01605
(Address of Principal Executive Offices)	(Zip Code)

Mustang Bio, Inc. 2016 Incentive Plan, as amended

(Full title of the plan)

Manuel Litchman, M.D.

President and Chief Executive Officer

377 Plantation Street

Worcester, Massachusetts 01605

(781) 652-4500

(Name, address, and telephone number of agent for service)

Copy to:

Rakesh Gopalan

Stephen Older

McGuireWoods LLP

201 North Tryon Street, Suite 3000

Charlotte, NC 28202

(704) 373-2275

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

☒

INCORPORATION BY REFERENCE OF CONTENTS

OF REGISTRATION STATEMENT ON FORM S-8

This Registration Statement is being filed by Mustang Bio, Inc. (the “Registrant”) for the purpose of registering an additional 3,000,000 shares of common stock, $0.0001 par value per share (the “Common Stock”) that are issuable pursuant to the Registrant’s 2016 Incentive Plan, as amended (the “Plan”). These additional shares of Common Stock are securities of the same class as other securities for which a Registration Statement on Form S-8 of the Registrant relating to the same stock incentive plan is effective. The Registrant previously registered common shares for issuance under the Plan under a Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on November 30, 2017 (File No. 333-221819), as amended by a Registration Statement on Form S-8, filed with the Commission on July 30, 2021 (File No. 333-258310). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits

The following exhibits are filed as part of this registration statement:

Number	Description
4.1	Mustang Bio, Inc. 2016 Incentive Plan (incorporated by reference to Exhibit 10.8 of the Registrant’s Form 10-12G (file No. 000-55668) filed with SEC on July 28, 2016).
4.2	Amendment to the Mustang Bio, Inc. 2016 Incentive Plan (incorporated by reference to the Registrant’s 2018 Proxy Statement on Schedule 14A (file No. 001-38191) filed with SEC on April 30, 2018).
4.3

Second Amendment to the Mustang Bio, Inc. 2016 Incentive Plan (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K (file No. 001-38191) filed with SEC on June 22, 2021).

4.4

Third Amendment to the Mustang Bio, Inc. 2016 Incentive Plan (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K (file No. 001-38191) filed with SEC on June 24, 2022).

5.1*	Opinion of McGuireWoods LLP
23.1*	Consent of McGuireWoods LLP (included in the Opinion filed as Exhibit 5.1)
23.2*	Consent of Independent Registered Public Accounting Firm, BDO USA, LLP, Boston, Massachusetts.
23.3*	Consent of Independent Registered Public Accounting Firm, KPMG LLP, Hartford, Connecticut.
24.1*	Powers of Attorney (included on the signature pages to this registration statement)
107.1*	Filing Fee Table

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Worcester, State of Massachusetts, on July 15, 2022.

MUSTANG BIO, INC.

By:	/s/ Manuel Litchman, M.D.
Name: Manuel Litchman, M.D.
Title: President and Chief Executive Officer

POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints Manuel Litchman, M.D. his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on July 15, 2022.

Signature	Capacity

/s/ Manuel Litchman, M.D.	President and Chief Executive Officer
Manuel Litchman, M.D.	(Principal Executive Officer)

/s/ Eliot Lurier	Interim Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Eliot Lurier

/s/ Michael S. Weiss	Chairman of the Board of Directors
Michael S. Weiss

/s/ Lindsay A. Rosenwald, M.D.	Director
Lindsay A. Rosenwald, M.D.

/s/ Neil Herskowitz	Director
Neil Herskowitz

/s/ Adam Chill	Director
Adam Chill

/s/ Michael Zelefsky, M.D.	Director
Michael Zelefsky, M.D.